                                                                   EXHIBIT 10.27

                        L E A S E     A G R E E M E N T
                        - - - - -     - - - - - - - - -


BY AND BETWEEN:

MAURICE M. WEILL, TRUSTEE UNDER
TRUST INDENTURE DATED NOVEMBER 1, 1975,

                         as "Landlord"

               -and-

BLP GROUP COMPANIES,
a Delaware corporation,

                         as "Tenant"



PREMISES: 275 Old New Brunswick Road
          Piscataway, New Jersey



DATED:    December 1, 1997



PREPARED BY:  ROBERT K. BROWN, ESQ.

                               TABLE OF CONTENTS
                               -----------------


1.   LEASED PREMISES..................................................    5

2.   TERM OF LEASE....................................................    6

3.   RENT.............................................................    7

4.   USE..............................................................    8

5.   REPAIRS AND MAINTENANCE..........................................    8

6.   UTILITIES AND SERVICE............................................    8

7.   INSURANCE........................................................   10

8.   LANDLORD'S ACCESS FOR FUTURE CONSTRUCTION........................   10

9.   FIXTURES.........................................................   11

10.  GLASS............................................................   11

11.  ASSIGNMENT AND SUBLETTING........................................   11

12.  FIRE.............................................................   12

13.  COMPLIANCE WITH LOCAL RULES AND REGULATIONS......................   12

14.  DEFAULT BY TENANT................................................   13

15.  LIABILITY OF TENANT FOR DEFICIENCY...............................   16

16.  NOTICES..........................................................   16

17.  NON-WAIVER.......................................................   16

18.  RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS.............   16

19.  NON-LIABILITY OF LANDLORD........................................   17

20.  CONDEMNATION.....................................................   17

21.  INCREASE OF INSURANCE RATES......................................   18



22.  TENANT'S FIRE INSURANCE.........................................  18

23.  WAIVER OF SUBROGATION RIGHTS....................................  18

24.  REPAIR OF DAMAGES...............................................  18

25.  MORTGAGE PRIORITY...............................................  18

26.  OPERATING COST AND TAX ESCALATIONS..............................  19

27.  QUIET ENJOYMENT.................................................  22

28.  SIGNS...........................................................  23

29.  LEASE CONSTRUCTION..............................................  23

30.  BINDING EFFECT..................................................  23

31.  DEFINITIONS.....................................................  23

32.  PARAGRAPH HEADING...............................................  23

33.  ENTIRE AGREEMENT................................................  23

34.  BROKERAGE.......................................................  23

35.  STATEMENT OF ACCEPTANCE.........................................  24

36.  DEFINITION OF TERM OF "LANDLORD"................................  24

37.  FORCE MAJEURE...................................................  24

38.  SURVIVAL OF OBLIGATION..........................................  24

39.  SURRENDER OF LEASED PREMISES....................................  25

40.  SECURITY........................................................  25

41.  LOSS OF OPTION RIGHTS...........................................  26

42.  INDEMNITY.......................................................  26

43.  INTENTIONALLY OMITTED...........................................  27




44.    INSPECTION BY LANDLORD........................................  27

45.    LIMIT OF LANDLORD'S LIABILITY.................................  27

46.    EXECUTION AND DELIVERY........................................  27

47.    OPTION TO RENEW...............................................  27


                               LIST OF SCHEDULES
                               -----------------

     Schedule "A"       Metes and Bounds Description

     Schedule "B"       Tenant's Plan

     Schedule "C"       Janitorial Schedule

     Schedule "D"       Building Services

     Schedule "E"       Holiday Schedule

     THIS LEASE AGREEMENT, made this 1st day of December, 1997, between MAURICE
M. WEILL, TRUSTEE UNDER TRUST INDENTURE DATED NOVEMBER 1, 1975, having an office at 51 Commerce Street, Springfield, New Jersey (hereinafter called the "Landlord"); and BLP GROUP COMPANIES, a Delaware corporation, about to have an office at 275 Old New Brunswick Road, Piscataway, New Jersey (hereinafter called the "Tenant").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Landlord owns certain lands and premises in the Township of Piscataway, County of Middlesex and State of New Jersey, (hereinafter referred to as the "Property") which said lands and premises are commonly known as 275 Old New Brunswick Road and are particularly described on Schedule "A" annexed hereto and made a part hereof; and

     WHEREAS, the Landlord has erected an office building containing approximately 55,625 square feet on the Property of which the Tenant shall occupy a portion of the second (2nd) floor containing 8,790 square feet of office space (which space shall (hereinafter be referred to as the "Leased Premises"), all in accordance with the terms and conditions hereinafter mentioned and the considerations herein expressed.

     NOW, THEREFORE, in consideration of the covenants and conditions hereinafter set forth and for other good and valuable considerations, the Landlord does demise, lease and let unto the Tenant, and the Tenant does rent and take from the Landlord the Leased Premises, and the Landlord and Tenant mutually covenant and agree as follows:

      1.  LEASED PREMISES
          ---------------

          1.1 The Leased Premises consist of a portion of the second (2nd) floor of the Building containing approximately 8,790 square feet of office space, based on outside dimensions to center line of common wall, together with a factor for common area space as hereinafter referred to in Article 1.2. For the purposes of this Lease, the Leased Premises shall constitute 16% of the total rentable area of the Building (hereinafter referred to as "Tenant's Percentage"), which Tenant's Percentage shall be applicable to all of Tenant's pro rata costs to be paid as additional rent as hereinafter in this Lease provided. Tenant's Percentage shall be revised in the event of any increase or decrease in the total rentable area of the Building effective as of the date of any such change.

          1.2 The Leased Premises also includes the right, in common with other tenants of the Building, to use the common entranceways, foyers, lavatories, stairways and parking areas. The Landlord covenants and agrees with Tenant that it will provide forty four (44) striped but unmarked parking spaces for Tenant's vehicles, to be used by Tenant's employees, agents or invitees, on a non-exclusive basis with the other tenants of the Building.

          1.3 The Landlord shall deliver the Leased Premises, and the Tenant shall accept the same in an "as is" condition, except that (a) Landlord shall deliver all mechanical systems located therein in good working order and operating condition and (b) Landlord shall perform such work as shall be set forth on a plan to be prepared by Tenant (the "Plan"), which Plan shall be mutually approved by Landlord and Tenant hereunder and attached to the lease as Schedule "B". The Plan shall be finalized by Landlord and Tenant within two (2) weeks following the date of execution hereof. Notwithstanding the above, Landlord agrees that it shall first complete such work as is set forth on the schedule of work annexed hereto and made a part hereof as Schedule "B-1", promptly following execution of the within Lease Agreement. Landlord shall then obtain a continuing use certificate of occupancy so as to permit the use and occupancy of the Leased Premises by the Tenant. Landlord hereby agrees to use its best efforts to obtain such continuing use certificate of occupancy and to deliver the Leased Premises to the Tenant on or about December 12, 1997. Thereafter, Landlord shall obtain a building permit for the balance of the work set forth on the Plan and shall diligently prosecute the completion of such work. All of such work shall be performed in a good and workmanlike manner and in accordance with all applicable building codes, rules and regulations. Landlord shall complete such work as soon as is reasonably possible following the issuance of a building permit therefor.

          1.4 The Tenant shall obtain Landlord's prior written approval of any proposed installation by Tenant of blinds, curtains or drapes to insure that the proposed installation meets the general decor of the Building, as established in the sole discretion of the Landlord.

          1.5 The Landlord reserves the right to adopt and promulgate from time to time, reasonable rules and regulations (and to amend and supplement the same) applicable to the use and occupancy of the Property. Notice of such rules, regulations and amendments and supplements thereto, if any, shall be given to the Tenant, in writing, and shall be applicable to all tenants of the Property. Such rules and regulations shall not deny to Tenant access to the Leased Premises in excess of the regular work week hours defined in Article 6.1 hereinafter set forth.

      2.  TERM OF LEASE
          -------------

          2.1 The Landlord leases unto the Tenant, and the Tenant hires the Leased Premises for the term of five (5) years to commence on the lst day of January, 1998, subject to the provisions of Article 2.2 hereof.

          2.2 In the event the Leased Premises are delivered to the Tenant, together with a continuing use certificate of occupancy, as hereinabove set forth in Article 1.3, after January 1, 1998, the Lease term of five (5) years shall commence on the first day of the next succeeding month following delivery of possession to the Tenant (the "Commencement Date") and shall continue for a term of five (5) years thereafter. The Tenant shall, however, Pay to the Landlord a sun equal to the pro rata share of one (1) month's Base Rent for that portion of the month prior to the Commencement Date. During said period of partial monthly occupancy, if any, all other terms and conditions of this Lease, including the obligation to pay additional rent, shall be applicable to the occupancy of the Leased Premises by the Tenant. Notwithstanding the above, the Tenant shall not be responsible for the payment of any Base Rent applicable to the period prior to January 1, 1998.

      3.  RENT
          ----

          3.1 The Tenant shall pay the rent (hereinafter referred to as the "Base Rent") for the entire term in the sum of ONE HUNDRED FORTY TWO THOUSAND EIGHT HUNDRED THIRTY SEVEN AND 50/100 ($142,837.50) DOLLARS per annum, without demand and without offset or deduction, payable in equal installments in advance in the sum of ELEVEN THOUSAND NINE HUNDRED THREE AND 13/100 ($11,903.13) DOLLARS per month, on the first day of each and every month during the term of this Lease, together with such additional rent or charges required to be paid by the Tenant as hereinafter provided.

          3.2 Any installment of Base Rent or additional rent accruing hereunder, and any other sum payable hereunder by Tenant to Landlord which is not paid prior to the fifth (5th) business day of any Lease month, shall bear a late charge of ten (10%) per cent of such Base Rent or additional rent, to be paid therewith, and the failure to pay such charge shall be a default. Such late charge shall be deemed to be additional rent hereunder. It is expressly understood and agreed that the foregoing late charge is not a penalty, but agreed upon compensation to the Landlord for administrative costs incurred by Landlord in connection with any such late payment. Notwithstanding the above, the aforementioned late charge shall not be imposed in connection with the first episode of late payment occurring the during the term of this Lease, provided that said late payment is nonetheless made by the tenth (10th) day of the month in which it is due. In addition, any payment of Base Rent or additional rent, which is not paid within thirty (30) days of the date upon which it is due shall require the payment of interest at the rate of one and one-half (1 1/2%) percent per month, calculated from the date that such payment was due through the date that any such payment is actually made.

          3.3 If the term of this Lease shall begin on a day other than the first day of a calendar month, the Base Rent for such partial month and other additional rent payments required of Tenant hereunder shall be prorated and shall be paid by Tenant to Landlord on the Commencement Date.

          3.4 Tenant covenants and agrees that in the event of any material dispute with respect to the within Lease, its obligation to pay the rent shall continue without abatement notwithstanding any such dispute, and the Tenant agrees that it shall seek such remedies as the law may allow by way of plenary proceedings with respect to such issues in dispute.

          3.5 Receipt and acceptance by Landlord of any Base Rent, additional rent and any other charge with knowledge of Tenant's default in any covenant or condition of this Lease shall not be deemed a waiver of such default.

          3.6 The word "rent" as used herein shall mean the Base Rent and all additional rent and other Lease charges payable by Tenant pursuant to the terms of this Lease.

          3.7 Simultaneously with the execution hereof, the Tenant has delivered to the Landlord the first monthly installment of Base Rent payable hereunder, together with the security deposit referred to herein.

      4.  USE
          ---

          4.1 The Tenant covenants and agrees to use and occupy the Leased Premises for general and executive office purposes only, subject to all applicable laws, ordinances, rules and regulations of any governmental boards or bodies having jurisdiction thereof.

          4.2 The Tenant covenants and agrees that it will not use the Leased Premises for any use which creates an extra hazard of fire or other danger or casualty, or which will increase the rate which Landlord or other tenants must pay to secure fire or liability insurance or which will render the Building or its improvements uninsurable.

      5.  REPAIRS AND MAINTENANCE
          -----------------------

          5.1 During the term of this Lease, the Landlord shall keep in good order, safe condition and repair, the structural parts of the Building including the walls, roof, floor, foundation load bearing members, trusses and joists, as well as all plumbing, utilities and facilities serving the Leased Premises, except for repairs or maintenance occasioned by the negligence or deliberate act of Tenant, or its agents, servants, employees and invitees which shall be then repaired at the sole cost and expense of the Tenant.

          5.2 The Landlord shall take good care of and maintain and repair the lawns, shrubbery, driveway, sidewalks, curbs and parking area on the Property, and the Landlord shall provide snow removal.

          5.3 Tenant covenants and agrees that it shall not cause or permit any waste or damage to the Leased Premises, or any overloading of the floors of the Building. Tenant shall, at the expiration of the Lease term, deliver up the Leased Premises in good order and condition, ordinary wear and tear excepted.

      6.  UTILITIES AND SERVICE
          ---------------------

          6.1 The Landlord agrees, at its cost and expense, subject to payment of pro rata escalations to be paid by Tenant as hereinafter provided in Article 26, to furnish to the Tenant the Building services as hereinafter provided:

          (1) Landlord shall supply the services as in this Lease provided during the work week. The work week is hereby defined to be that period from 8:00 A.M. to 6:00 P.M. on Mondays through Fridays, and 9:00 A.M. to 1:00 P.M. on Saturdays. The work week shall not include Sundays and the holidays excepted as set forth on Schedule "E".

          (2) The Building services to be furnished to the Leased Premises and the common core areas of the Building and improvements include water for sanitary purposes, heating, air-conditioning, power, sewer, standby sprinkler service, elevator service (self-service), and all other common Building services, including electrical service for Building operation of the common areas in order to operate the Building as a first-class office Building, which shall include the items referred to on Schedule "D" hereinafter provided. Excepted from the foregoing is the cost of Tenant's electrical service for lighting and office equipment, machinery and fixtures, which electrical service shall be paid for by Tenant at Tenant's cost and expense an hereinafter provided.

          (3) Landlord shall furnish janitorial service Monday through Friday only, with a description of janitorial services to be supplied attached hereto as Schedule "C". Tenant shall reimburse to Landlord the cost of removal from the Leased Premises of any refuse and rubbish of Tenant in excess of normal waste. Tenant shall pay such additional charge within ten (10) days of written demand.

          6.2 Landlord shall furnish to Tenant electrical service for operation of lighting and non-high-energy fixtures and equipment in the nature of electric typewriters, personal computers, normal office-type photocopying equipment or
equipment of equivalent immaterial consumption of electric energy.   Tenant
shall pay to Landlord monthly its pro rata share of such electrical service for Tenant's electric, which said sum shall be in arrears with the following month's rent to be paid in accordance with Article 3 based on monthly statements to be rendered by Landlord to Tenant. In the event there is any dispute as to Tenant's electric charge, such dispute shall be determined by an independent electrical rating service, payment for whose services shall be the sole obligation of the Tenant. Such independent electrical rating service shall establish the cost of electrical service to all of the offices in the Building
in connection with the electrical services hereinabove referred to.    Landlord
shall, at Tenant's request, furnish to Tenant a written breakdown of the basis upon which Tenant's pro rata electrical cost charges are based and computed.

          6.3 Tenant's use of electrical energy in the Leased Premises for high-energy machinery or equipment is expressly subject to Tenant obtaining from Landlord written consent to the installation of such machinery in the nature of mainframe computers, duplicating machinery in excess of normal office-type photocopying equipment and the like, in order to insure that the electrical capacity of the Building is not exceeded, and to avert possible adverse effect upon the Building electric service. Tenant agrees that in addition to the above it will not permit any additional electrical risers or service connections to be installed without the express written consent of the Landlord with respect thereto. Subject to the foregoing, in the event of any permitted installation of high-energy using electrical machinery or fixtures, Tenant shall pay to the Landlord the full cost of such additional electric service, which shall be based on the determination of an independent electrical rating service of the annual cost attributable to such use. Said sum shall be paid monthly by Tenant to Landlord upon establishment of the amount thereof in the same manner as hereinabove provided in Article 6.2, subject to adjustment and increase or decrease in electrical energy charges as may be applicable from time to time.

          6.4 If Tenant uses the Leased Premises beyond the regular work week, the Tenant shall be responsible for the cost of heating, ventilating and air-conditioning services actually furnished at the rate of $50.00 per hour, exclusive of Tenant's electric. Tenant agrees that it will cooperate with Landlord in metering Tenants use in accordance with any energy or other use measuring systems which Landlord may install in the Leased Premises.

Notwithstanding the above, it is understood and agreed that the foregoing hourly charge shall not be imposed upon Tenant in connection with the first twenty five
(25) hours of overtime HVAC usage during each year of the lease term.

          6.5 Landlord shall not be liable for full or partial interruption of any of the above services or utilities from conditions beyond Landlord's control, but Landlord shall use due diligence to restore the services and utilities. The rent shall not abate, in whole or in part, during any such interruption.

      7.  INSURANCE
          ---------

          7.1 The Landlord will, subject to the payment of escalations in accordance with the provisions of Article 26 hereof, obtain for the benefit of the Landlord, wherein the Landlord shall be the named insured, fire insurance with full extended coverage, including flood insurance if required by Landlord insuring the Property, in an amount and value equivalent to the full replacement value of all the insurable improvements located on the Property, without any deductible clause, which policy of insurance shall include broad form boiler and machinery coverage (inclusive of air-conditioning system, if any), together with insurance coverage against sprinkler damage to the Building and its improvements. Said insurance, in any event, shall not be less than the amount of any first mortgage which may be placed on the Property by the Landlord and shall be in such form as any such bona fide mortgagee may reasonably require. The Landlord shall have the right from time to time to determine the full replacement value as may be required to comply with full replacement insurance requirements. The insurance to be obtained by Landlord shall include casualty rent insurance payable to and insuring the interest of the Landlord as to the value of the rental obligation hereunder to the extent of one (1) year's gross rental value, (inclusive of real estate taxes and applicable insurance premiums).

          7.2 The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of THREE MILLION ($3,000,000.00) DOLLARS. Said policy shall be a single limit policy. Notwithstanding the above, the foregoing coverage may be provided by way of a ONE MILLION ($1,000,000.00) DOLLAR general liability insurance policy, together with an "umbrella" policy in the amount of TWO MILLION ($2,000,000.00) DOLLARS. The Tenant further covenants and agrees that it will add as a party insured by such policies the interest of the Landlord and will furnish Landlord with certificates of said liability insurance prior to the commencement of the term of this Lease. The Tenant agrees that such insurance coverage will be maintained in full force and effect during the term of the Lease.

      8.  LANDLORD'S ACCESS FOR FUTURE CONSTRUCTION
          -----------------------------------------

     The Landlord reserves the right to enter the Leased Premises in connection with the construction and erection of any additions or improvements to the Building and Property provided that in the use of such right the Landlord shall give the Tenant reasonable advance notice of such proposed entry, and provided further that the Landlord shall not unreasonably interfere with the use of the parking areas and driveways or the conduct of Tenant's business.

      9.  FIXTURES
          --------

          9.1 The Tenant may install and remove property, equipment and fixtures in the Leased Premises during the term of the Lease. If the Tenant moves out or is dispossessed, and fails to remove any such property, equipment and fixtures, then the said property, equipment and fixtures shall be deemed at the option of the Landlord to be abandoned, or in lieu thereof, at the Landlord's option, the Landlord may remove such property and charge the reasonable cost and expense of removal, storage and disposal of the same to the Tenant.

          9.2 Tenant shall repair or pay the cost of repairing any damage to the Leased Premises or the Building resulting from the removal of its property, equipment and fixtures.

          9.3 Subject to the terms of Article 9.1, the property, equipment and fixtures shall remain the personal property of the Tenant.

          9.4 All installation and removal of Tenant's fixtures, property and equipment shall be done in accordance with all applicable laws and ordinances and the rules and regulations of all governmental boards and bodies having jurisdiction.

      10. GLASS
          -----

     The Tenant agrees to replace, at its expense, any broken glass in the windows or other apertures or the Leased Premises, provided such damage or casualty is caused by the negligence or act of the Tenant, its agents, servants, employees, or invitees.

      11. ASSIGNMENT AND SUBLETTING
          -------------------------

          11.1 The Tenant may not assign this Lease or sublet the Leased Premises or any part thereof, unless it shall first advise the Landlord in writing by certified mail, return receipt requested, of its intention to assign or sublease. In such event the Landlord shall have ninety (90) days from receipt of such notice to elect to recapture the Leased Premises and terminate the within Lease or to consent to the assignment of the Lease or the sublease of the Leased Premises, which consent shall not be unreasonably withheld, providing the proposed assignee or subtenant is financially responsible and shall assume in writing the terms and conditions of the within Lease on the part of the Tenant to be performed. In connection with any permitted assignment or subletting, the Tenant shall pay to the Landlord one-half ( 1/2) of any increment in Base Rent, or other consideration in lieu of Base Rent, received by Tenant over the Base Rent per square foot per annum in effect from time to time.

          11.2 The Landlord's consent shall not be required and the terms and conditions of Article 11.1 shall not apply as to Landlord's right of first refusal to recapture if the Tenant assigns or subleases the Leased Premises to a parent, subsidiary, affiliate or a company into which Tenant is merged or with which Tenant is consolidated, or to the purchaser of all or substantially all of the assets of Tenant.

          11.3 In the event of any assignment or subletting permitted by the Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the within Lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this Lease. No such assignment or subletting shall be made to any Tenant who shall occupy the Leased Premises for any use other than that which is permitted to the Tenant, or for any use which may be deemed disreputable or extra hazardous, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction thereof.

      12. FIRE
          ----

          12.1 In case of any damage to the Building on the Property by fire or other casualty occurring during the term of this Lease, or previous thereto, which renders the Leased Premises wholly untenantable so that the same cannot be repaired within one hundred eighty (180) days from the happening of such damage, then the term hereby created shall, at the option of the Landlord, terminate from the date of such damage. Landlord shall advise Tenant in writing within thirty (30) days of such fire or casualty whether or not the Leased Premises can be restored within the one hundred eighty (180) day period hereinabove referred to.

          12.2 In the event the Landlord elects not to terminate the Lease and rebuild the Leased Premises within said one hundred eighty (180) day period, Landlord shall notify the Tenant of said fact within thirty (30) days of the happening of the fire or casualty. Landlord shall diligently proceed with the repair and reconstruction and during such period of repair and reconstruction, Tenant's obligation to pay rent shall abate, but such obligation shall recommence upon restoration of the Leased Premises and delivery of the same by the Landlord to the Tenant.

          12.3 In the event the Leased Premises shall not be substantially repaired by the Landlord within one hundred eighty (180) days, then and in that event the Tenant shall have the option to terminate the same upon written notice upon the expiration of the one hundred eighty (180) day period, and in such event the Landlord and Tenant shall be relieved of liability one to the other based upon such termination and the within Lease shall be deemed null and void.

          12.4 The Tenant shall immediately notify the Landlord in case of fire or other damage to the Leased Premises. In determining what constitutes reasonable promptness, consideration shall be given to delays caused by acts of God, strikes, and other causes of Force Majeure beyond the Landlord's control.

      13. COMPLIANCE WITH LOCAL RULES AND REGULATIONS
          -------------------------------------------

          13.1 Landlord covenants and agrees with Tenant that upon acceptance and occupancy of the Leased Premises the same will comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal State and City Government and of any and all their departments and bureaus and to the requirements of the Board of Fire Underwriters or their equivalent in the State of New Jersey.

          13.2 The Tenant covenants and agrees that upon and after acceptance and occupancy of the Leased Premises, it will promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus (provided same are applicable to Tenant's occupancy or use of the Leased Premises) or to the reasonable rules promulgated by the Landlord in writing, for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with said Leased Premises during said term and arising from the operations of the Tenant therein, at the Tenant's cost and expense, subject to the right of the Tenant to contest the decision by any such department or bureau, as hereinafter mentioned. In the event the Tenant contests any such governmental decision, it shall indemnify, defend and save the Landlord harmless from any fine, penalty, costs and liability imposed upon the Landlord as a result of Tenant's failure so to comply. The Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, or its equivalent in connection with the use and occupancy of the Leased Premises by the Tenant in the conduct of its business. Anything hereinabove to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall not be required to make structural changes in the Building, if the same are required by governmental regulation as the same may be applicable as a matter of general application to the Building, provided that the Tenant shall be required to make structural changes that may be required by governmental regulation if directly attributable and resulting from Tenant's occupancy and use of the Leased Premises in the conduct of its business.

          13.3 If the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, failure of the Tenant to comply with the requirements of Article 13.1 above shall be deemed an item of default for which the Landlord shall have recourse by termination of this class or exercise of any other rights reserved to the Landlord hereunder, in accordance with the terms and conditions of this Lease.

      14. DEFAULT BY TENANT
          -----------------

          14.1 Each of the following shall be deemed a default by Tenant and breach of this Lease:

               (1) (i) filing of a petition by the Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute;

                    (ii)  dissolution  or  liquidation of the Tenant;

                    (iii) appointment of a permanent receiver or a permanent trustee of all or substantially all the property of the Tenant;

                    (iv) taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant;

                    (v) making by the Tenant of an assignment for the benefit of creditors;

                    (vi) abandonment, desertion or vacation of the Leased Premises by the Tenant.

          If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any tine thereafter elect to cancel this Lease by ten
     (10) days' notice to the Tenant, and this Lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the Lease.

               (2) (i) Default in the payment of the Base Rent or additional rent herein reserved or any part thereof for a period of ten (10) days after the same is due and payable as in this Lease required.

               (ii) A default in the performance of any other covenant or condition of this Lease on the part of the Tenant to be performed for a period of thirty (30) days after notice. For purposes of this subdivision
     (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

          14.2 In case of any such default under Article 14.1(2) and at any time thereafter following the expiration of the respective grace periods above mentioned, or in the event that Tenant is consistently late in the punctual payment of Base Rent and/or additional rent required to be paid under this Lease as shall be evidenced by late payments made during any period of four (4) months during any twelve (12) month period measured from the date of the first late payment, Landlord may serve a notice upon the Tenant electing to terminate this Lease upon a specified date not less than seven (7) days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted; however, a default under Article 14.1(2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant.

          14.3 In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law without being liable for any damages, provided any entry pursuant to the foregoing shall be in accordance with law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

          14.4 In case this Lease shall be terminated as hereinafter provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Leased Premises, for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such Lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such Lease and may grant concessions or free rent. Landlord agrees that it will take reasonable steps to mitigate Tenant's damages. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Leased Premises in excess of the rent reserved in this Lease.

          14.5 (1) In case this Lease be terminated by summary proceedings, or otherwise, as provided in this Article 14, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from the Tenant, the following:

               (i) a sum equal to all expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of said Leased Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord; and

               (ii) A sum equal to all damages set forth in this Article 14 and in Article 15 hereinafter referred to.

          (2) Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article 14 and subsections hereof without waiting until the end of the then current term.

          (3) All sums which Tenant has agreed to pay by way of taxes, sever charges, water rents or water meter charges, insurance premiums and other similar items becoming due from tine to time under the terms of this Lease, shall be deemed additional rent reserved in this Lease within the meaning of this Article 14 and subsections hereof.

          14.6 Tenant agrees that it shall reimburse Landlord for Landlord's reasonable attorney's fees incurred in enforcing the terms and conditions of this lease on the part of the Tenant to be performed. Tenant further agrees to reimburse Landlord for Landlord's attorney's fees incurred in connection with the review by Landlord of any Landlord's waiver, assignment or sublet agreement or any other documentation reviewed by Landlord at Tenant's request.

      15. LIABILITY OF TENANT FOR DEFICIENCY
          ----------------------------------

     In the event that the relation of Landlord and Tenant may cease or terminate by reason of the default by Tenant and the re-entry of Landlord as permitted by the terms and conditions contained in this Lease or by the ejectment of Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the Leased Premises by Tenant, it is hereby agreed that Tenant shall remain liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by Landlord, and Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received, if any, by Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained.

      16. NOTICES
          -------

     All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this Lease, and/or such other place as the Landlord may designate in writing.

     All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this Lease and/or such other place as the Tenant shall designate in writing.

      17. NON-WAIVER
          ----------

     The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment of any such covenants, conditions or options, but the same shall be and remain in full force and effect. If the Landlord pursues any remedy granted by the terms of this lease or the terms of applicable law, it shall not be construed as a waiver or relinquishment of any other remedy afforded thereby.

      18. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS
          ----------------------------------------------------

          18.1 The Tenant may make alterations, additions or improvements to the Leased Premises only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the Leased Premises, or do not lessen the value of the Leased Premises. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the Lease term. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased Premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

          18.2 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

          18.3 It is expressly understood and agreed that in the event alterations or improvements required by Tenant are performed by Landlord's designated contractor, Tenant shall make payments to said contractor strictly in accordance with the agreement entered into between said parties. Default in payment by Tenant under said construction contract shall be deemed to be a default under this Lease for which Landlord shall have the right of termination as hereinbefore set forth in Article 14.

      19. NON-LIABILITY OF LANDLORD
          -------------------------

          19.1 It is understood and agreed that Landlord, in its capacity as Landlord and, if applicable, as builder or general contractor of the Building in which the Leased Premises are located, shall not be liable to Tenant, Tenant's agents, employees, contractors, invitees or any other occupant of the Leased Premises for any damage to property or for any inconvenience or annoyance to Tenant or any other occupant of the Leased Premises or interruption of Tenant's or such other occupant's business, arising out of or attributable to (1) the design and construction of the Leased Premises and the Building; (ii) any maintenance, repairs, replacements, additions, alterations, substitutions and installations made to the Leased Premises and the Building; and (iii) any cause or happening whatsoever, except for the negligence of Landlord and Landlord's agents, servants and employees with respect to any of the events or occurrences referred to in subdivisions (i) through (iii), or otherwise. The foregoing covenant is an express inducement to Landlord to enter into the within Lease and the Tenant acknowledges that it understands the scope and consequence of Landlord's exculpation as herein provided.

          19.2 Anything hereinabove contained to the contrary notwithstanding, the Tenant shall assume all risk of damage or loss to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or loss, including Landlord's negligence.

      20. CONDEMNATION
          ------------

     If the whole or part of the Leased Premises shall be acquired by Eminent Domain for any public or quasi public use or purpose so that the Leased Premises cannot be used for its intended leased purposes, or if the parking areas shall be taken by Eminent Domain and the Landlord shall not substantially replace such parking areas, then and in that event, the term of this Lease shall cease and terminate from the date that title shall vest in the condemning authority, in the Eminent Domain proceeding or as the result of an agreement in lieu thereof. The Tenant shall have no claim against the Landlord for the value of any unexpired term of said lease. No part of any award made to the Landlord shall belong to the Tenant, nor shall the Tenant make any claim against the condemning authority for the value of its leasehold. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that, without affecting Landlord's award as hereinabove referred to, the Tenant may make such independent claim as the law may allow with respect to Tenant's leasehold improvements, if any, trade fixtures, moving expenses and equipment.

      21. INCREASE OF INSURANCE RATES
          ---------------------------

     If the rate which the Landlord must pay to secure fire insurance shall be increased because of any change in occupancy or use of the Leased Premises by the Tenant, or because of the Tenant's non-compliance with the rules, regulations or requests of the fire insurance carrier, then such increase shall be paid by the Tenant to the Landlord as additional rent.

      22. TENANT'S FIRE INSURANCE
          -----------------------

     The Tenant, at its own cost and expense, shall insure its own fixtures, equipment and contents, it being expressly understood and agreed that the same is not the responsibility of the Landlord nor shall it be liable therefor.

      23. WAIVER OF SUBROGATION RIGHTS
          ----------------------------

     The Landlord and Tenant mutually waive all right of recovery against each other, their agents, servants or employees, for any loss, damage or injury of any nature whatsoever to property or person for which either party is insured. Each party shall obtain from its insurance carrier waivers of subrogation rights under their respective policies which shall be included within the terms of the policies and will furnish evidence of such waiver upon request.

      24. REPAIR OF DAMAGES
          -----------------

     In case of any waste or damages to the Leased Premises caused by the negligence or willful act of the Tenant or the Tenant's agents, servants, employees, or invitees, the Tenant shall repair the said waste or damage as speedily as possible at the Tenant's own cost and expense.

      25. MORTGAGE PRIORITY
          -----------------

     This Lease shall not be a lien against the Property in respect to any mortgages that are now or may hereafter be placed upon said Property. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording, and the Tenant agrees to execute any instruments, without costs, which may be deemed necessary or desirable, to further effect the subordination of this Lease to any such mortgage or mortgages. A refusal by the Tenant to execute such instruments shall entitle the Landlord to the option of canceling this Lease, and the term hereof is hereby expressly limited accordingly.

      26. OPERATING COST AND TAX ESCALATIONS
          ----------------------------------

          26.1 It is understood and agreed that the Tenant shall be responsible to pay to the Landlord Tenant's Percentage of increases in the cost of operational services (hereinafter called "Operational Expenses") as the same may exceed the cost of said Operational Expenses for the calendar year 1998 (hereinafter referred to as the "Base Year") . The cost of Operational Expenses and any increase thereof for which the Tenant shall be obligated to pay Tenant's Percentage shall be based and calculated upon the assumption and projection of one hundred (100%) per cent occupancy of the entire Building (even though the Building may not be 100% occupied) for the Base Year and for each subsequent calendar year of the term of this Lease. If, upon determination at the expiration of any subsequent calendar year, the total Operational Expenses exceeds those for the Base Year, Tenant shall pay to landlord Tenant's Percentage of any excess differential of certified cost of Operational Expenses as hereinafter provided in Article 26.2.

          26.2 At the commencement of the second calendar year of the term, Tenant shall pay to Landlord, monthly, one-twelfth of Landlord's estimate of the increase in the cost of Operational Expenses for such calendar year, which estimate shall not exceed, on a percentage basis, the increase between the calendar year prior to the Base Year and the Base Year. At the expiration of the second calendar year of the term, the certified cost of Operational Expenses as hereinabove referred to shall be compared with the certified cost of Operational Expenses during the Base Year. Landlord shall furnish to Tenant a certified computation and breakdown of Tenant's Percentage of cost escalation as herein required. Tenant shall be credited with or shall pay to Landlord any differential in Tenant's Percentage of cost escalation applicable to the prior calendar year, which payment shall be paid to Landlord or credited to Tenant, as applicable, within thirty (30) days after Landlord's certification. The foregoing procedure shall be followed during each calendar year of the Lease term, except that the estimate of projected cost escalation of Operational Expenses shall be increased during each succeeding calendar year, based upon the percentage increase between the prior calendar year and the calendar year in question.

          26.3 For the purpose of this Article 26, Operational Expenses are hereby defined to be those expenses paid or incurred by Landlord for maintaining, operating and repairing the Building and Property, and shall include, without limitation, the following: the cost of electricity attributable to mechanical equipment operation for Tenant's Leased Premises, and for common areas attributable to the Building operation, core area electricity usage, exterior lighting and in general all other utility usage mutually enjoyed by tenants, (based upon the electricity rates to be adjusted for summer and winter, as applicable, and inclusive of demand charge, energy charge and energy adjustment charge in effect as of the Commencement Date) reduced by amounts due from tenants for special electrical usage not separately metered and actually paid to Landlord pursuant to Article 6 hereunder, as said Article pertains to electrical usage only; water, heating, ventilating and air-conditioning, window cleaning, janitorial service, insurance, including but not limited to fire insurance, with full extended coverage (all risk), casualty rent insurance, public liability insurance, umbrella liability insurance, workmen's compensation insurance, elevator insurance, or any other insurance carried in good faith by the Landlord and applicable to the Property; painting and decorating of common areas, garbage disposal service, snow removal, security services, landscaping, customary management fees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Property, the charges of any independent contractor who, under contract with Landlord or its representatives, does any of the work of operating, maintaining or repairing of the Property, legal and accounting expenses, or any other expense or charge whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating or repairing the Property, inclusive of replacement costs, which replacement costs are not those which are properly capitalized in accordance with sound accounting practice and principles. All utility charges shall be based on the actual utility costs as charged by the respective utility companies. In addition to the foregoing, operational Expenses shall also include all costs and expenses for improvements required by any governmental law or regulation not applicable to the Building when constructed, and all other costs and expenses, dissimilar or similar, necessarily or reasonably incurred by Landlord in the proper operation and maintenance of a first class office building.

          26.4 There shall not be included as an Operational Expense for the maintenance, operation or repair of the Building and Property, water furnished to other tenants for purposes other than lavatory and drinking use, cost of capital improvements and replacements which are to be capitalized pursuant to sound accounting practice and principles, the cost for which Landlord shall be compensated by insurance (or cost arising out of casualties for which insurance would normally be carried), any work or service which Landlord performs specifically for any tenant in the Building and for which Landlord is reimbursed, any work or service performed for or by any tenant in the Building and paid for by such tenant, any costs in connection with renovating of space for new tenants, brokerage commissions paid to brokers for obtaining tenants, legal expenses in enforcing the terms of the Lease, costs assumed or required to be paid by any other tenant, debt servicing on Landlord's financing, income, profit or franchise taxes, or other such taxes imposed on or measured by the income of the Landlord from the Property, depreciation or amortization costs.

          26.5 Tenant or its representatives shall have the right to examine Landlord's books and records with respect to the items in the foregoing statement of Operational Expenses during normal business hours at any time within one (1) year following the delivery by Landlord to Tenant of such statement. Tenant shall have the one (1) year period aforesaid to file any written exception to any item of expense, however, nothing herein shall be deemed to afford Tenant any right to withhold any payment due from Tenant to Landlord. Each expense for which Landlord shall bill Tenant as set forth hereinabove shall be necessary and reasonable for the operation of the Building and Property and shall be delineated by Landlord in detail to Tenant.

          26.6 If the last year of the term of this Lease ends on any day other than the last day of a calendar year, any payment due to landlord or to Tenant by reason of any increase or decrease in Operational Expenses shall be prorated and Tenant shall pay any amount due to Landlord, within thirty (30) days after being billed therefor. This covenant shall survive the expiration or earlier termination of this Lease.

          26.7 In addition to the operating cost escalations hereinabove referred to, Tenant shall be responsible to pay its proportionate share of any increment in real estate taxes and assessments in the Manner and as hereinafter provided as follows:

          (a) In the event that the amount of real estate taxes, assessments, sewer rents, rates and charges, state and local taxes, transit taxes or any other governmental charge, general, special, ordinary or extraordinary, hereinafter collectively called "taxes" (but not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord's income or profits, except if in substitution for real estate taxes as hereinafter provided) which may now or hereafter be levied or assessed against the lands allocated to the Building and upon the Building (hereinafter collectively called the "Real Property") attributable to any tax year shall be greater than the amount of taxes on the Real Property attributable to the Base Year, then the Tenant shall pay to the Landlord as additional rent an amount equal to Tenant's Percentage thereof. The Landlord shall take the benefit of the provisions or any statute or ordinance permitting any assessment to be paid over a period of time, and Tenant shall be obliged to pay Tenant's Percentage of the installments of any such assessment applicable to the term of this lease or any renewal hereof.

          (b) "Base Year" for purposes of this Article 26.7 shall mean the calendar year 1998. Within thirty (30) days after the expiration of the second calendar year of the Lease term, any amount due to the Landlord under the Provisions of this Article 26.7(b) shall be paid within fifteen (15) days after the Landlord shall have submitted a statement to Tenant showing in detail the computation of the amount due to Landlord. Thereafter, and commencing with the third calendar year of the Lease term, Tenant shall pay, in addition to the rent required to be paid pursuant to Article 3 hereof, one-twelfth (1/12th) of Tenant's Percentage of real estate tax escalations determined for the prior calendar year. Landlord shall advise Tenant in writing of such monthly requirement for each applicable calendar year, and in the event there is any deficiency in the aggregate monthly tax payment made by Tenant in the prior calendar year, or in the event Tenant shall have overpaid Tenant' s Percentage of tax escalation for any prior calendar year, Tenant shall either pay to or be credited by Landlord with any such deficiency or excess in monthly tax payments which payment or credit shall be made within thirty (30) days after written demand and certification by Landlord.

          (c) The amount of taxes for the Base Year against which Tenant's liability for additional rent in subsequent years is determined shall be the amount thereof finally determined to be legally payable by legal proceedings or otherwise. In the event the amount of taxes for the Base Year has not been finally determined by legal proceedings or otherwise at the time of payment of taxes for any subsequent year, the actual amount of taxes paid by Landlord for the Base Year shall be used in the statement provided by Landlord as the basis for Tenant's liability hereunder with respect to such subsequent year. Upon final determination of the amount of taxes for the Base Year by legal proceedings or otherwise, Landlord shall deliver to Tenant a statement, together with copies of applicable tax bills, setting forth the amount of taxes for the Base Year as finally determined and showing in reasonable detail the computation of any adjustment due to Landlord by reason thereof. Any payment due to Landlord by reason of such adjustment shall be paid as hereinbefore provided.

          (d) If Landlord shall receive any tax refund or rebate in respect of any calendar year following the Base Year, Landlord may deduct from such tax refund any reasonable expenses incurred in obtaining such tax refund, and out of the remaining balance of such tax refund Landlord shall pay to Tenant's Percentage of such refund or rebate, provided that Tenant shall have paid the Landlord any portion of the taxes being refunded.

          (e) If the tax year for real estate taxes shall be changed then an appropriate adjustment shall be made in the computation of the additional tax due to Landlord or any amount due to Tenant. The computation shall be made in accordance with generally accepted accounting principles applied on a consistent basis.

          (f) If the last year of the term of this Lease ends on any day other than the last day of a Lease year, any Payment due to Landlord or to Tenant by reason of any increase or decrease in taxes shall be prorated and Tenant shall pay any amount due to Landlord within thirty (30) days after being billed therefor, and Landlord shall pay any amount due to Tenant. This covenant shall survive the expiration or termination of this Lease.

          (g) If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the Lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Real Property, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Real Property, as if such Real Property were the only property owned by the Landlord, then and in such event such substituted tax or imposition shall be payable and discharged pro rata, as applicable, in accordance with the obligations set forth in this Article 26, computed on the basis of such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within Lease.

          26.8 Tenant's Percentage of applicable Operational Expenses and Tax escalations shall be deemed additional rent and such sum shall be paid promptly in the same manner as rent pursuant to Article 3, and Landlord shall have all remedies as provided in this Lease in the event of Tenant's default with respect to the making of any such payments.

      27. QUIET ENJOYMENT
          ---------------

     The Landlord covenants and represents that the Landlord is the owner of the Leased Premises herein leased and has the right and authority to enter into, execute and deliver this

Lease, and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforementioned.

      28. SIGNS
          -----

     The Tenant shall secure the Prior written approval of the landlord for any identifying sign on its Office doors and in the areas designated in the foyer of the Building. The Tenant shall not have the right to put any identifying signs on the exterior of the Building or roof thereof.

      29. LEASE CONSTRUCTION
          ------------------

     The Lease shall be construed pursuant to the laws of the State Of New
Jersey.

      30. BINDING EFFECT
          --------------

     The terms, covenants and conditions of the within Lease shall be binding upon and inure to the benefit of each of the parties hereto, and their respective heirs,, successors, executors, administrators and assigns.

      31. DEFINITIONS
          -----------

     The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons, firms and corporations, and words used in the singular shall include words in the plural were the text of the instrument so requires.

      32. PARAGRAPH HEADING
          -----------------

     The paragraph headings herein are inserted only as a matter of convenience and for reference, and in no way to define, limit or describe the scope of this Lease nor the intent of any provision hereof.

      33. ENTIRE AGREEMENT
          ----------------

     This Lease contains the entire agreement between the parties and no modifications shall be effective unless set forth in an instrument in writing executed by both Parties hereto.

      34. BROKERAGE
          ---------

     The parties mutually represent to each other that INSIGNIA/EDWARD S. GORDON Co., INC., having an office at Park 80 West Plaza i, Saddle Brook, New Jersey 07665, is the sole broker who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the within Lease, it being understood and agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the real estate brokerage in connection with this Lease transaction. Landlord agrees to indemnify, defend and save harmless

Tenant in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any other real estate brokers claiming commissions in connection with the within transaction and claiming authority from Tenant.

      35. STATEMENT OF ACCEPTANCE
          -----------------------

     Upon the Tenant's accepting the Leased Premises and entering possession, pursuant to the terms and conditions hereof, the Tenant covenants and agrees that it will furnish to the Landlord a statement that it accepts the Leased Premises and agrees to pay rent from the date of acceptance, subject to the terms and conditions of the Lease as herein contained, which statement may be in recordable form if required by Landlord. Tenant shall also supply to Landlord a list of exceptions specifying those items which are incomplete, defective or damaged, and Landlord shall rectify such exceptions, or, if the Landlord shall fail to so rectify such exceptions, they shall stand, and shall be considered at the end of the Lease or any extensions thereof with regard to the condition or the Leased Premises when surrendered.

      36. DEFINITION OF TERM OF "LANDLORD"
          --------------------------------

     When the term "Landlord" is used in this Lease it shall be construed to mean and include only the Landlord as lessee of the ground Lease of the Leased Premises. Upon the transfer by the Landlord of its interest in the ground Lease hereunder, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested, or the name of the Landlord's transferee. In such event, the then Landlord shall be automatically agreed and relieved from an after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of the Landlord to be performed pursuant to the terms and conditions of the within Lease.

      37. FORCE MAJEURE
          -------------

     Except for the obligation of the Tenant to pay rent and other charges as in this Lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

      38. SURVIVAL OF OBLIGATION
          ----------------------

     It is expressly understood and agreed that in the event there are any obligations of Tenant with respect to payment or performance as required under the terms and conditions of this Lease that shall have not been performed prior to the expiration or termination of the Lease in accordance with its terms, such obligation, including the obligation to make rent adjustments and other Lease adjustments, shall survive the expiration or termination of the lease term and surrender of the Leased Premises by the Tenant to the Landlord.

      39. SURRENDER OF LEASED PREMISES
          ----------------------------

     On the last day, or earlier permitted termination of the Lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the Leased Premises made by Tenant as permitted under the Lease. The landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant and not permitted or consented to by the Landlord pursuant to the terms and conditions of the Lease, which covenant shall survive the surrender and the delivery or the Leased Premises as provided hereunder. Prior to the expiration of the Lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligations shall survive the Lease termination and surrender hereinabove provided. If the Leased Premises not be surrendered at the end of the Lease term, Tenant shall be responsible to pay Landlord, monthly, an amount equal to twice the monthly installment of Base Rent payable by Tenant prior to the expiration or earlier termination of this Lease for each month or part thereof that Tenant holds over in the Leased Premises.

      40. SECURITY
          --------

     Upon execution of the within lease, the Tenant shall deposit with the Landlord a security deposit which shall be held during the lease term to guarantee the faithful performance by Tenant of Tenant's lease obligations as herein provided, in the amount of ELEVEN THOUSAND NINE HUNDRED THREE AND 13/100 ($11,903.13) DOLLARS to be deposited in cash or by an irrevocable and unconditional letter of credit from a recognized banking institution located within the State of New Jersey or the City of New York. If the security deposit is in the form of a letter of credit, the same shall be payable upon sight draft, together with a certification of Landlord that Tenant is in default
uncured pursuant to the terms and conditions of the lease.   The Tenant shall be
obligated to renew and furnish to Landlord evidence of the renewal of the letter of credit at least thirty (30) days prior to the effective expiration thereof. If such renewal is not furnished by Tenant to Landlord within thirty (30) days of the expiration date of the letter of credit, Landlord shall have the unrestricted right to cash the letter of credit and to retain the proceeds as security hereunder in accordance with the terms and conditions as herein provided. Upon termination of this lease, and provided the Tenant is not in default hereunder and has performed all of its obligations under this lease, the Landlord shall return the security held by it hereunder to the Tenant. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall not bear interest. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this lease. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security funds with its general funds, and said security shall not be required to be segregated.

      41. LOSS OF OPTION RIGHTS
          ---------------------

     Anything in this Lease to the contrary notwithstanding, it is expressly understood and agreed that the option to Renew as provided in Article 47 shall be deemed null and void and of no further force and effect upon notice by Landlord to Tenant in the event (i) Landlord is obligated to institute litigation to enforce payment and performance as required under this Lease, or
(ii) Tenant is consistently late in the punctual payment of annual Base Rent and/or additional rent required to be paid under this Lease as shall be evidenced by late payments made during any period of four (4) months during any twelve (12) month period measured from the date of the first late payment.

      42. INDEMNITY
          ---------

     Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to Article 7 hereunder, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the tern of this
Lease:

               (i) Any matter, cause or thing arising out of use, occupancy, control or management of the Leased Premises and any part thereof;

               (ii) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

               (iii) Any accident, injury, damage to any person or property occurring in, or about the Leased Premises;

               (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

               (v) Subject to the exception set forth in Article 19.2, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Landlord, its agents, servants or employees.

     Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

      43. INTENTIONALLY OMITTED
          ---------------------

      44. INSPECTION BY LANDLORD
          ----------------------

     The Tenant agrees that the Landlord' s agents, and other representatives, shall have the right to enter into and upon the Leased Premises, or any part thereof, at all reasonable hours, upon reasonable notice, without unduly disturbing the operations of the Tenant for the purpose of examining the same or for making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

      45. LIMIT OF LANDLORD'S LIABILITY
          -----------------------------

     Tenant shall look solely to Landlord's property in the Building and Property for the enforce estate and judgment or decree requiring the payment of money to Tenant by reason of any default or breach by Landlord under the Lease. In no event shall there be any personal liability on the part of Landlord beyond its interest in the Building and Property and no other assets of Landlord, its Partners or beneficiaries shall be subject to levy, execution, attachment or any other legal process.

      46. EXECUTION AND DELIVERY
          ----------------------

     The submission of the within Lease by Landlord to Tenant for review and approval shall not be deemed an option to Lease, an offer to lease, or a reservation of the Leased Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within Lease by Landlord and Tenant, one to the other.

      47. OPTION TO RENEW
          ---------------

     Provided the Tenant is not in default pursuant to the terms and conditions of this lease, the Tenant is hereby given the right and privilege to renew the within lease, for one (1) five (5) year period, to commence at the end of the initial term of this lease, which renewal shall be upon the gains terms and conditions as in this lease contained, except as follows:

          (1) Tenant shall pay during the five (5) year renewal term annual Base Rent based upon the fair market value per square foot applicable to the Leased Premises. The fair market value shall be determined as follows: After Tenant has given written notice to the Landlord, as hereinafter provided, of its exercise of the within option, the Landlord shall deliver to Tenant a Written notice stating the fair market value to be paid for the Leased Premises during the five (5) year renewal term. In the event that the Tenant objects to the fair market value quoted by Landlord, the issue of fair market value shall be open to negotiation between Landlord and Tenant. In the event the parties cannot agree within thirty (30) days after Landlord's notice of the then fair market rental value, the parties shall agree on the appointment of a real estate appraiser (the "Appraiser") having the M.A.I. designation, the cost of which shall be shared equally by Landlord and Tenant, which Appraiser shall be knowledgeable in the Middlesex

County, New Jersey market rental area, who shall make a fair market rental determination. If the parties cannot agree within thirty (30) days subsequent to the appointment of the Appraiser, then the matter shall be submitted to binding arbitration pursuant to the rules for commercial arbitration of the American Arbitration Association, at the equal administrative cost of Landlord and Tenant. It is expressly understood and agreed that in any event the renewal Base Rent for the five (5) year renewal term shall not be less than the annual Base Rent of ONE HUNDRED FORTY TWO THOUSAND EIGHT HUNDRED THIRTY SEVEN AND 50/100 ($142,837.50) DOLLARS, in the event fair market rent shall be determined to be less than said sum as such determination shall be made in the manner hereinabove provided.

          (2) The right, option, and privilege of the Tenant to renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, nine (9) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than nine (9) months prior to the date fixed for termination of the original term of this lease.

          (3) In addition to the Base Rent as above set forth, Tenant shall be responsible for all additional rent and charges required by the terms and condition s of the within Lease.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:



/s/                                           /s/
------------------------------------          ----------------------------------
                                              MAURICE M. WEILL, TRUSTEE UNDER
                                              TRUST INDENTURE DATED NOVEMBER 1,
                                              1975

ATTEST:                                       BLP GROUP COMPANIES



/s/                                        BY:/s/
------------------------------------          ----------------------------------

STATE OF NEW JERSEY )
                    )    SS.:
COUNTY OF UNION     )

     BE IT REMEMBERED, that on this 1st day of December, 1997, before me, the subscriber, a Notary Public personally appeared MAURICE M. WEILL, TRUSTEE UNDER TRUST INDENTURE DATED NOVEMBER 1, 1975, the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as the act and deed of the Partnership, for the uses and purposes therein expressed.


                                         /s/
                                         ------------------------------------

                                         Notary Public of New Jersey
                                         My Commission Expires:

STATE OF NEW JERSEY )
                    )    SS.:
COUNTY OF MIDDLESEX )

     BE IT REMEMBERED, that on this 26th day of November, 1998, before me, the subscriber, ____________ personally appeared _____________________________ who,
I am satisfied, is the person who signed the within Instrument as ____________________ of BORON LEPORE, INC., a Delaware corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                    /s/
                                    ----------------------------------------

                                    Notary Public of New Jersey
                                    My Commission Expires:

                                  SCHEDULE "A"
                                  ------------



     ALL THAT CERTAIN tract or parcel of land lying, situate and being in the Township of Piscataway, County of Middlesex and State of New Jersey.

     BEGINNING at a point of curve, in the northerly side of Centennial Avenue where the same curves westerly and northerly into the present easterly side of Old New Brunswick Road;

thence (1)     along said side of Centennial Avenue South 84 degrees 09
               minutes East 279.63 feet;

thence (2)     North 21 degrees 14 minutes 07 seconds East 410.99 feet;

thence (3)     North 27 degrees 13 minutes 37 seconds East 138.88 feet;

thence (4)     North 82 degrees 34 minutes 26 seconds West 429.33 feet to a point in the present easterly side of Old New Brunswick Road;

thence (5)     Along said side of Old New Brunswick Road southerly on the arc of a curve, curving to the left with a radius of 5487.90 feet for a distance of 429.97 feet to a point of compound curve in the same;

thence (6)     Still along the same southerly and easterly on the arc of a curve, curving to the left with a radius of 100.00 feet for a distance of 178.52 feet to the point of ______ in the northerly side of Centennial Avenue and the point or place of BEGINNING.

BEING Lot #l, Block #460-A as shown on the Map of Centennial Industrial Park,
Section 91, Piscataway, New Jersey, Filed in the Register's Office of Middlesex County, July 2, 1969 as Map #3275, File #956, and as shown on Exhibit "A" to this Schedule "A".

                                  SCHEDULE "C"
                                  ------------

                     SPECIFICATIONS OF JANITORIAL SERVICES
                     TO BE PERFORMED AT THE LEASED PREMISES
                     --------------------------------------


1.   DAILY:
     -----

     (a) Sweep all resilient tile floors using chemically treated sweeping tools.
     (b)  Wash front entrance door.
     (c)  Hand dust window sills.
     (d)  Hand dust all furniture, equipment, etc.
     (e)  Empty and clean ash trays and screen sand urns.
     (f) Empty and clean all waste receptacles, insert plastic liners (if furnished) and remove trash to designated area.
     (g)  Vacuum clean rugs.
     (h)  Clean entrance floor mats.
     (i)  Turn of all lights; check doors and windows before leaving premises.
     (j)  Cleaning of chalk boards when indicated.
     (k) Mop all lavatory floors using approved disinfectant, clean all mirrors, bright work and enameled surfaces; Scour, wash and disinfect all basins, bowls and urinals; wash all toilet seats, hand dust and wash wherever necessary, partitions and receptacles; refill toilet tissue, hand soap and towel containers (supplies furnished by Landlord).

2.   ONCE PER WEEK:
     -------------

     (a) Wash tile walls and partitions in lavatories.
     (b) Remove smudge marks from door jambs and around light switches.
     (c) Dust baseboards, moldings, chair rails and rungs.

3.   ONCE PER MONTH:
     --------------

     (a) Hand dust or vacuum clean venetian blinds.

4.   BI-MONTHLY:
     ----------

     (a)  Wash resilient tile floors.
     (b)  Wash windows inside.

5.   (a)  Wash windows outside.

                                  SCHEDULE "D"
                                  ------------

                               BUILDING SERVICES
                               -----------------

     (1) Fuel or other energy for heating the building and operating the air-conditioning system, and for electricity or other power required, water charges and sewer rents, if any, used and required in connection with the operation of the building.

     (2) Wages, salaries, or other compensation for the following classes of employees or agents of Landlord performing services rendered solely in connection with the operation of the building (but not including leasing commissions paid to agents of Landlord):

          (i)  Janitorial services;

          (ii) Maintenance service of air-conditioning, ventilating, plumbing, electrical and elevator systems of the building.

          (iii) Repairs to and physical maintenance of the building and the cost of supplies and equipment used in connection therewith.

     (3) Industrial trash and garbage disposal.

     (4) Snow removal,  lawn maintenance and parking lot maintenance.

     (5) Fire insurance with full extended coverage in broad form. The coverage shall be at full replacement value and shall include coverage for rent insurance, all of which insurance shall be applicable only to the lands and premises which are the subject of this lease.

     (6) Public liability insurance in the minimum amount of ONE MILLION ($1,000,000.00) DOLLARS per accident per person, including the amount of ONE HUNDRED THOUSAND ($100,000.00) DOLLARS for property damage applicable to the Leased Premises.

                                  SCHEDULE "E"
                                  ------------


Christmas Day

New Years Day

President's Birthday

Memorial Day

Fourth of July

Labor Day

Thanksgiving

                                LEASE AGREEMENT



BY AND BETWEEN:


MAURICE M. WEILL, TRUSTEE UNDER
TRUST INDENTURE DATED NOVEMBER 1, 1975,

                         "Landlord"

          -and-

BLP GROUP COMPANIES,
a Delaware corporation,

                         "Tenant"


-----------------------------------------


DATED:  December 1, 1997


-----------------------------------------


                                  LAW OFFICES
                        EPSTEIN, EPSTEIN, BROWN & BOSEK
                          A Professional Corporation
                            245 Green Village Road
                                 P.O. Box 901
                       Chatham Township, NJ  07928-0901
                                (973) 593-4900
                              Fax (973) 593-4966

                           FIRST AMENDMENT TO LEASE



                                BY AND BETWEEN:


                        MAURICE M. WEILL, TRUSTEE UNDER
                    TRUST INDENTURE DATED NOVEMBER 1, 1975,

                                 as "Landlord"

                                     -and-
                              BORON LEPORE, INC.,
                            a Delaware corporation
                         (d/b/a BLP Group Companies),

                                  as "Tenant"

           --------------------------------------------------------

                           DATED:  January 21, 1998

           --------------------------------------------------------


                                  LAW OFFICES

                        EPSTEIN, EPSTEIN, BROWN & BOSEK
                          A Professional Corporation
                            245 Green Village Road
                                 P.O. Box 901
                       Chatham Township, NJ  07928-0901
                                (973) 593-4900
                              Fax (973) 593-4966
                        U:\USERS\GC\MCC.98\30005628.IAM
                               January 14, 1998

     FIRST AMENDMENT TO LEASE, made this 21st day of January, 1998, by and between MAURICE M. WEILL, TRUSTEE UNDER TRUST INDENTURE DATED NOVEMBER 1, 1975, having an office at 51 Commerce Street, Springfield, New Jersey 07081 (hereinafter called the "Landlord"); and BORON LEPORE, INC., a Delaware corporation (d/b/a BLP Group Companies), having an office at 275 Old New Brunswick Road, Piscataway, New Jersey (hereinafter called the "Tenant").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Landlord owns certain lands and premises in the Township of Piscataway, County of Middlesex, and State of New Jersey, which lands and premises are known as 275 Old New Brunswick Road, upon which there has been erected a office building containing approximately 55,625 square feet (hereinafter called the "building"); and

     WHEREAS, the Landlord and Tenant (under the name of BLP Group Companies) have heretofore entered into a certain lease agreement dated December 1, 1997 (hereinafter called the "Lease"), pursuant to which Tenant has leased a portion of the second (2nd) floor of the building containing 8,790 square feet of space (hereinafter called the "Original Leased Premises"), all in accordance with the terms and conditions of the Lease; and

     WHEREAS, the Landlord has agreed to provide and lease to Tenant additional office space containing 2,375 square feet, outside outside dimensions to center line of common wall (hereinafter called the "Additional Leased Premises") as said Additional Leased Premises shall be completed by Landlord for Tenant in the building hereinabove referred to in accordance with the terms and conditions hereinafter provided; and

     WHEREAS, the Landlord and Tenant have agreed to extend the Lease for a further period as hereinafter provided; and

     WHEREAS, the Landlord and Tenant by this First Amendment to Lease wish to modify, supplement and amend the terms and conditions of the Lease to provide for additional rent and other Lease obligations as the same shall be required and attributable to the Additional Leased Promises.

     NOW, THEREFORE, in consideration of the sun of ONE ($1.00) DOLLAR and other good and valuable consideration, the parties hereto covenant and agree as follows:

     1. The Leased Premises shall consist of the Original Leased Premises containing 8,790 square feet, together with the Additional Leased Premises containing 2,375 square feet, to be constructed by Landlord for Tenant, which total leased space shall comprise 11,165 square feet, hereinafter called the "Revised Leased Premises" and Article 1.1 of the Lease is hereby modified accordingly.

     2. The Lease term under the Lease as to the Additional Leased Premises shall commence on or about March 1, 1998, and shall continue as to the Revised Leased Premises for a term of five (5) years thereafter, subject to the following terms and conditions:

     In the event the Additional Leased Premises are delivered to the Tenant prior to or after March 1, 1998, the revised Lease term of five (5) years shall commence on the first day of the next succeeding month following delivery of possession of the Additional Leased Premises to the Tenant (hereinafter called the "Additional Commencement Date") and shall continue as to the Revised Leased Premises for a term of five (5) years thereafter. The Tenant shall, however, pay to the Landlord a sum equal to the pro rata share of one (1) month's rent, as hereinafter revised, for that portion of the month from the date of delivery of the Additional Leased Premises through the Additional Commencement Date. During said period of partial monthly occupancy, it any, all other terms and conditions of the Lease shall be applicable to the occupancy of the Revised Leased Premises by the Tenant.

     3. Commencing with Additional Commencement Date, Tenant shall pay Base Rent in the amount of ONE HUNDRED EIGHTY-ONE THOUSAND FOUR HUNDRED THIRTY-ONE AND 25/100 ($181,431.25) DOLLARS per annum, in equal installments in the sun of FIFTEEN THOUSAND ONE HUNDRED NINETEEN AND 27/100 ($15,119.27) DOLLARS per month in the same manner as provided in Article 3 of the Lease which Article 3 is hereby revised accordingly. Tenant shall pay, in addition to the Base Rent hereinabove provided, all other charges as in the Lease required and as may be attributable to the Revised Leased Premises.

     4. Landlord shall complete the Additional Leased Premises for Tenant in the same manner as provided in Article 1.3 of the Lease except that Landlord shall complete its work within the Additional Leased Premises and thereafter deliver the Additional Leased Premises to the Tenant, which date of delivery is estimated to be on or about March 1, 1998.

     5. Effective as of the Additional Commencement Date, Tenant's Percentage for additional rent and other charges provided in the Lease as applicable to taxes, repairs, insurance and other Lease obligations shall be revised from 16% to 20% wherever applicable, which revision and readjustment is attributable to the incorporation of the Additional Leased Premises in and to the Original Leased Premises as herein referred to.

     6. Article 1.2 of the Lease is hereby modified, supplemented and amended to provided that Tenant shall be entitled to use fifty-five (55) striped but unmarked parking spaces.

     7. Upon execution of the within First Amendment to Lease, the Tenant shall deliver the sum of THREE THOUSAND TWO HUNDRED SIXTEEN AND 14/100 ($3,216.14)

DOLLARS to the Landlord as additional security to be held by Landlord in accordance with the provisions of Article 40 of the Lease. Accordingly, the Landlord shall be holding a total security deposit in the amount of FIFTEEN THOUSAND ONE HUNDRED NINETEEN AND 27/100 ($15,119.27) DOLLARS.

     8. Article 47 entitled "Option to Renew" is hereby modified, supplemented and amended to provided that the renewal Base Rent for the five (5) year renewal term shall not be less than the annual Base Rent of ONE HUNDRED EIGHTY-ONE THOUSAND FOUR HUNDRED THIRTY-ONE AND 25/100 ($181,431.25) DOLLARS.

     9. Except as in this First Amendment to Lease provided, all other terms and conditions of the Lease shall remain in full force and effect and shall be applicable to the Additional Leased Premises upon the Additional Commencement Date.

     10. This Agreement shall be binding on the parties hereto, their heirs, successors and assigns.

     11. The submission of the within First Amendment to Lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Additional Leased Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within First Amendment to Lease by Landlord and Tenant, one to the other.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or cause these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:


/s/                                 /s/
------------------------------      ---------------------------------------
                                    MAURICE M. WEILL,  TRUSTEE UNDER  TRUST
                                    INDENTURE DATED NOVEMBER 1, 1975

ATTEST:                             BORON LEPORE, INC.


/s/                                 By:/s/
------------------                     ----------------

STATE OF NEW JERSEY )
                    ) SS.:
COUNTY OF UNION     )

     BE IT REMEMBERED, that on this 21st day of January, 1998, before me, the subscriber, A Notary Public personally appeared MAURICE M. WEILL; TRUSTEE UNDER TRUST INDENTURE DATED NOVEMBER 1, 1975, the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as the act and deed of the Partnership, for the uses and purposes therein expressed.


                                    /s/
                                    ----------------------------------------

                                    Notary Public of New Jersey
                                    My Commission Expires:


STATE OF NEW JERSEY )
                    )  SS.:
COUNTY OF BERGEN    )

     BE IT REMEMBERED, that on this 16th day of January, 1998, before me, the subscriber, _______________ personally appeared _____________________________
who, I am satisfied, is the person who signed the within Instrument as ____________________ of BORON LEPORE, INC., a Delaware corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                    /s/
                                    ----------------------------------------

                                    Notary Public of New Jersey
                                    My Commisison Expires:

PREPARED BY:  ROBERT K. BROWN, ESQ.